               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    WARNER-LAMBERT COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                                              NOTICE OF ANNUAL
                                                              MEETING AND PROXY
                                                              STATEMENT
                                                              -----------------
                                                              1997

                                                               [LOGO]

Notice of Annual Meeting of Stockholders     201 Tabor Road
April 22, 1997                               Morris Plains
                                             New Jersey 07950

     The Annual Meeting of Stockholders of Warner-Lambert Company ('Warner-Lambert') will be held at the Parsippany Hilton Hotel, One Hilton Court, Parsippany, New Jersey on Tuesday, April 22, 1997, at 10:30 a.m., Eastern Daylight Saving Time, for the following purposes:

1 to  elect a Board of twelve directors of Warner-Lambert to hold office for the ensuing year;
2 to approve the appointment of independent accountants for 1997; and 3 to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of Warner-Lambert has fixed the close of business on February 21, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be open to the examination of stockholders at Warner-Lambert Company, 35 Waterview Boulevard, Parsippany, New Jersey during ordinary business hours from April 8, 1997 to the date of the meeting.

     Whether or not you plan to attend the meeting in person, please vote, sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible in order that you may be represented at the meeting. If you attend the meeting and wish to vote in person, your Proxy will not be used.

     Admittance Cards are required for attendance at the meeting. If you plan to attend the meeting, please mark the box provided on the Proxy, and an Admittance Card will be sent to you. If you do not wish to send the Proxy, you may enclose your own request in the envelope and receive an Admittance Card.

     Warner-Lambert has approximately 40,000 holders of Common Stock, many of whom own less than 100 shares. To ensure proper representation at the meeting, it is important, however small your holdings, that you vote, sign, date and return your Proxy promptly. Prompt return of your Proxy will help to reduce expenses.

By Order of the Board of Directors

Rae G. Paltiel
Secretary
March 7, 1997

                                                                      [LOGO]
                                                                        1

Proxy Statement for Annual Meeting of Stockholders of     201 Tabor Road
Warner-Lambert Company                                    Morris Plains
                                                          New Jersey 07950

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Warner-Lambert Company ('Warner-Lambert' or the 'Company') of Proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, April 22, 1997, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of Proxy to stockholders will commence on March 7, 1997.

General
The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the Proxy will vote the same and act in accordance with their judgment. Shares represented by properly executed Proxies received on behalf of Warner-Lambert will be voted at the meeting in the manner specified therein. If no instructions are specified in a signed Proxy returned to Warner-Lambert, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed Proxy, and in favor of the appointment of Price Waterhouse LLP as independent accountants for 1997. Any Proxy may be revoked by the person giving it at any time prior to being voted.
     Only holders of Common Stock, $1 par value, whose names appear of record on the books of Warner-Lambert at the close of business on February 21, 1997, are entitled to vote at the meeting. At the close of business on that date there were 271,597,188 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting.
     For purposes of determining the number of votes cast on any matter, only those cast for or withheld from a nominee for director or those cast for or against the appointment of Price Waterhouse LLP are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present.

Election of Directors
Pursuant to authority contained in the By-Laws, the Board of Directors has established the number of directors to be elected at the 1997 Annual Meeting of Stockholders at twelve. Accordingly, a slate of twelve directors, consisting of the persons named below, is to be elected at the meeting to serve for the ensuing year. Each nominee is a director at the present time. No nominee for director is related to any other nominee or officer of Warner-Lambert or its subsidiaries or other affiliates. All nominees were recommended to the stockholders for election at the Annual Meeting by the Board of Directors, based upon a prior recommendation to the Board by the Nominating and Organization Committee. Each nominee will be elected a director by a majority of the votes cast for such nominee.

    [LOGO]
       2

                      Nominees for Election as Directors

[PHOTO OF ROBERT N. BURT]
                      ROBERT N. BURT
                      Age 59  First Elected Director: 1995

                      Chairman of the Board and Chief Executive Officer, FMC Corporation
                      (Chemical and machinery manufacturing)

                      Mr. Burt joined FMC Corporation in 1973 as Director of Corporate Planning. He took over FMC's agricultural products in 1976 and was elected Vice President in 1978. He served as General Manager of FMC's Defense Systems Group from 1983 to 1988 when he was named Executive Vice President. He served as President of FMC from 1990 to 1993 and was appointed Chairman of the Board and Chief Executive Officer in 1991. Mr. Burt has served on FMC's Board of Directors since 1989. Mr. Burt received a B.S. degree in chemical engineering from Princeton University and an M.B.A. from Harvard Business School. He is a director of Phelps Dodge Corporation, the World Resources Institute, the Rehabilitation Institute of Chicago and Evanston Hospital. Mr. Burt is a member of the Business Roundtable's Policy and Planning Committee, the Illinois Business Roundtable and the Defense Policy Advisory Committee on Trade. He is also Vice Chairman and Trustee of the Chicago Symphony Orchestra.


[PHOTO OF DONALD C. CLARK]
                      DONALD C. CLARK
                      Age 65  First Elected Director: 1984

                      Retired Chairman of the Board and Chief Executive Officer of Household International, Inc. (Financial services)

                      Mr. Clark joined Household International, Inc. in 1955 and held various executive positions before serving as President from 1977 to 1988, Chief Executive Officer from 1982 to 1994 and Chairman of the Board from 1984 to 1996, when he retired. Mr. Clark received a degree in business administration from Clarkson University and an M.B.A. from Northwestern University. He is a director of Ameritech Corporation, Armstrong World Industries, Inc., PMI Group, Inc., Ripplewood Holdings, L.L.C. and Scotsman Industries Inc. He also serves as Life Trustee of Northwestern University and as a Trustee of Clarkson University.

                                                                      [LOGO]
                                                                        3

[PHOTO OF LODEWIJK J. R. DE VINK]
                      LODEWIJK J. R. DE VINK
                      Age 52  First Elected Director: 1991

                      President and Chief Operating Officer of Warner-Lambert

                      Mr. de Vink joined Warner-Lambert in 1988 as Vice President and President, International Operations. In
                      1990, he was appointed Executive Vice President and President, U.S. Operations, and in 1991, he was elected to his present position as President and Chief Operating Officer. Previously, he was employed by Schering-Plough Corporation in various management and executive positions, advancing to Senior Vice President, Schering
                      International, in 1984 and President, Schering International, in 1986. Mr. de Vink graduated from Nijenrode, The Netherlands School of Business. He holds a B.B.A. from Washburn University and an M.B.A. from American University. Mr. de Vink is a director of NYNEX Corporation and the United Negro College Fund. He is also a director of the National Actors' Theater, a Trustee of the National Foundation for Infectious Diseases and a member of the International Advisory Board of Nijenrode University.

[PHOTO OF JOHN A. GEORGES]
                      JOHN A. GEORGES
                      Age 66  First Elected Director: 1983

                      Retired Chairman of the Board and Chief Executive Officer of International Paper (Packaging, paper and forest products)

                      Mr. Georges joined International Paper in 1979 as Executive Vice President. He was named Vice Chairman in 1980, President and Chief Operating Officer in 1981, President and Chief Executive Officer in 1984, and Chairman of the Board and Chief Executive Officer in 1985, which position he held until his retirement in 1996. Mr. Georges received a B.S. in chemical engineering from the University of Illinois and holds an M.S. in business administration from Drexel University. Mr. Georges is a director of International Paper, AK Steel Corporation and Ryder System, Inc. He is a Board member and Trustee of the Public Policy Institute of The Business Council of New York State, a member of The Business Council, The Business Roundtable, the Trilateral Commission, Bankers Trust European Advisory Board and President and a member of the Board of the University of Illinois Foundation.

[LOGO]
  4

[PHOTO OF MELVIN R. GOODES]
                      MELVIN R. GOODES
                      Age 61  First Elected Director: 1985

                      Chairman of the Board and Chief Executive Officer of Warner-Lambert

                      Mr. Goodes joined Warner-Lambert in 1965 and held various managerial and executive positions, serving as President, Warner-Lambert Mexico from 1970 to 1976, President,
                      Pan-American Zone, from 1976 to 1977, President, Pan-American/Asian Zone, from 1977 to 1979 and President, Consumer Products Division, from 1979 to 1983. Mr. Goodes was elected Vice President in 1977, Senior Vice President in 1980, Executive Vice President and President, U.S. Operations, in 1984 and President and Chief Operating Officer in 1985. In 1991, he was elected to his current position as Chairman of the Board and Chief Executive Officer. Mr. Goodes is a graduate of Queen's University, Kingston, Ontario, Canada, of which he is currently a Trustee, and received an M.B.A. from the University of Chicago. He is a director of Ameritech Corporation, The Chase Manhattan Corporation and Unisys Corporation. He is also a director of the International Executive Service Corps and the New Jersey Performing Arts Center. Mr. Goodes is a member of the Industry Policy Advisory Committee, The Conference Board, the Advisory Board of the American Paralysis Association and the University of Chicago Advisory Council of the Graduate School of Business. He is a director and a member of the Executive Committee of the National Council on Economic Education and a Trustee of the University of Chicago Council of the Division of Biological Sciences.


[PHOTO OF WILLIAM H. GRAY III]
                      WILLIAM H. GRAY III
                      Age 55  First Elected Director: 1991

                      President and Chief Executive Officer of the United Negro College Fund

                      Mr. Gray was appointed President and Chief Executive Officer of the United Negro College Fund in 1991. He has also served as the Senior Minister of the Bright Hope Baptist Church since 1963. From 1968 through 1972, Mr. Gray was a lecturer at Jersey City State College, Rutgers University and Montclair State College. He was an Assistant Professor and a director of St. Peter's College from 1970 to 1974. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee, Chairman of the House Democratic Caucus and Majority Whip. Mr. Gray received a B.A. from Franklin and Marshall College, a Master of Theology from Drew Theological Seminary and a Master of Theology from Princeton Theological Seminary. He is a director of Electronic Data Systems Corporation, The Chase Manhattan Corporation, Municipal Bond Investors Assurance Corporation, The Prudential Insurance Company of America, Rockwell International Corp., Union Pacific Corporation and Westinghouse Electric Corporation.


                                                                      [LOGO]
                                                                        5

[PHOTO OF WILLIAM R. HOWELL]
                      WILLIAM R. HOWELL
                      Age 61  First Elected Director: 1983

                      Chairman Emeritus, J.C. Penney Company, Inc. (Retailing)

                      Mr. Howell joined J.C. Penney Company, Inc. in 1958. After holding various management positions, he became Western Regional Vice President in 1976 and a Senior Vice President and Director of Merchandising and Marketing in 1979. Mr. Howell served as Executive Vice President from 1981 to 1983 and Chairman of the Board and Chief Executive Officer from 1983 until 1997, when he retired. In February, 1997, Mr. Howell was elected Chairman Emeritus. Mr. Howell holds a degree in business management from the University of Oklahoma. Mr. Howell is a director of Bankers Trust New York Corporation, Bankers Trust Company, Exxon Corporation, Halliburton Company and The Williams Companies, Inc. He is currently Chairman of the Southern Methodist University's Board of Trustees, a past Trustee of the National Urban League and a past member of the Board of Governors of United Way of America.


[PHOTO OF LASALLE D. LEFFALL, JR., M.D.]
                      LASALLE D. LEFFALL, JR., M.D.
                      Age 66  First Elected Director: 1988

                      Charles R. Drew Professor of Surgery, Howard University College of Medicine; Professorial Lecturer in Surgery, Georgetown University

                      Dr. Leffall has served as Professor of Surgery at Howard University College of Medicine since 1970. In 1992, he was named the Charles R. Drew Professor of Surgery. Dr. Leffall also served as Chairman of the Department of Surgery at Howard University College of Medicine from 1970 to 1995. He is also a Professorial Lecturer in Surgery at Georgetown University. He received a B.S. from Florida A&M and an M.D. from Howard University. Dr. Leffall is a director of Mutual of America and Tyco Toys, Inc. He is President and a Fellow of the American College of Surgeons, a consultant to the National Cancer Institute and a Diplomate of the American Board of Surgery. Dr. Leffall is also a member of the National Urban League, the National Association for Advancement of Colored People, the Young Men's Christian Association, Cosmos Club and Greater Washington Research Center.

    [LOGO]
       6

[PHOTO OF PATRICIA SHONTZ LONGE, Ph.D.]
                      PATRICIA SHONTZ LONGE, Ph.D.
                      Age 63  First Elected Director: 1975

                      Economist; Senior Partner of The Longe Company (Economic consulting and investments)

                      Dr. Longe received a B.S. and an M.B.A. from the University of Detroit and a Ph.D. in economics from Wayne State University. Dr. Longe has been an economist since 1963. She served as Professor of Business Administration at the University of Michigan from 1973 to 1986 and as Adjunct Professor of Business Administration from 1986 to 1988. Dr. Longe has been a Senior Partner of The Longe Company, an economic consulting and investment firm, since 1981. She is a director of Comerica Incorporated, Comerica Bank & Trust, F.S.B., The Detroit Edison Company, Jacobson Stores, Inc., The Kroger Co. and The Immokalee Foundation, Inc.

[PHOTO OF ALEX J. MANDL]
                      ALEX J. MANDL
                      Age 53  First Elected Director: 1995

                      Chairman and Chief Executive Officer, Associated Communications, L.L.C. (Telecommunications)

                      Mr. Mandl joined Associated Communications in August, 1996 as Chairman and Chief Executive Officer. Previously, he held several executive positions at AT&T Corp., including Chief Financial Officer from 1991 to 1993 and Executive Vice President -- AT&T and Chief Executive Officer and President of AT&T's Communications Services Group from 1993 to 1996. Prior to joining AT&T, Mr. Mandl was Chairman of the Board and Chief Executive Officer of Sea-Land Service, Inc., which position he held from 1988 to 1991. From 1980 to 1988, Mr. Mandl held various executive positions with Seaboard Coast Line Industries. He is a director of Forstmann Little & Co. and General Instrument Corp. He is also director of the Walter A. Haas School of Business at the University of California at Berkeley, Willamette University, Carnegie Hall, the Museum of Television and Radio and WETA Public Television and Radio. Mr. Mandl is also a member of the Young Presidents' Organization (alumnus), the American Enterprise Institute for Public Policy Research and the Management Policy
                      Council. Mr. Mandl received a B.A. in economics from Willamette University and an M.B.A. from the University of California at Berkeley.

                                                                      [LOGO]
                                                                        7

[PHOTO OF LAWRENCE G. RAWL]
                      LAWRENCE G. RAWL
                      Age 68  First Elected Director: 1986

                      Retired Chairman of the Board and Chief Executive Officer of Exxon Corporation (Crude oil, natural gas and petroleum products)

                      Mr. Rawl joined Exxon Corporation in 1952 and held various positions in domestic operations and corporate headquarters activities. In 1973, he became Senior Vice President of Exxon Company, U.S.A. and in 1976, he became Executive Vice President. He was elected Executive Vice President of Esso Europe Inc. in 1978, Senior Vice President of Exxon Corporation in 1980, President in 1985 and Chairman of the Board and Chief Executive Officer in 1987, which position he held until his retirement in 1993. Mr. Rawl received a B.S. in petroleum engineering from the University of Oklahoma. He is a director of Champion International Corporation, Texas Commerce Bancshares, Inc. and the Texas Medical Center.



[PHOTO OF MICHAEL I. SOVERN]
                      MICHAEL I. SOVERN
                      Age 65 First Elected Director: 1993

                      President Emeritus and Chancellor Kent Professor of Law, Columbia University; President, Shubert Foundation

                      Mr. Sovern became President of the Shubert Foundation in September, 1996. He is also President Emeritus and Chancellor Kent Professor of Law of Columbia University. Mr. Sovern joined the faculty of Columbia University in 1957, became a full professor in 1960 and Chancellor Kent Professor of Law in 1977. He served as Columbia Law School's seventh Dean from 1970 to 1979 and as Executive Vice President and Provost of the University from 1979 to 1980. Mr. Sovern served as President of Columbia University from 1980 to 1993. He received his A.B. degree from Columbia College and LL.B. from Columbia University Law School. Mr. Sovern is a director of AT&T Corp., the Greater New York Insurance Group and Sequa Corporation. He is also Chairman of the Japan Society and of the American Academy in Rome, and serves on the boards of the Shubert Foundation and Organization, the Asian Cultural Council, Channel Thirteen, the NAACP Legal Defense and Education Fund and the Henry J. Kaiser Family Foundation and the Atlantic Philanthropic Foundation. Mr. Sovern is Trustee of Freedom Forum Newseum, Inc. and Chairman of the Advisory Committee of Freedom Forum Media Studies Center.

    [LOGO]
      8

Security Ownership of Officers and Directors
The following table sets forth information, as of February 7, 1997, regarding beneficial ownership of Warner-Lambert Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group:

                                                                                  Number of Common
                                                                                     Shares and
                                    Name                                       Share Equivalents(1), (2)
                                    ----                                       -------------------------
                                                                                           6,869
Robert N. Burt
                                                                                          41,970
Donald C. Clark
                                                                                         116,659(3)
Ronald M. Cresswell
                                                                                         488,136(3)
Lodewijk J.R. de Vink
                                                                                          12,227
John A. Georges
                                                                                         637,752(3)
Melvin R. Goodes
                                                                                           8,679
William H. Gray III
                                                                                           7,304
William R. Howell
                                                                                          15,139
LaSalle D. Leffall, Jr.
                                                                                          13,757
Patricia Shontz Longe
                                                                                           6,346
Alex J. Mandl
                                                                                          40,291
Lawrence G. Rawl
                                                                                           6,310
Michael I. Sovern
                                                                                         284,061(3)
John F. Walsh
                                                                                          58,902(3)
Anthony H. Wild
                                                                                          46,705
Joseph D. Williams
  (Retiring 4/97)
                                                                                       3,438,193(3)
All executive officers and directors as a group (30)
--------------------------------------------------------------------------------


(1) As of February 7, 1997, all executive officers and directors as a group owned approximately 1.3% of the outstanding shares of Common Stock.

(2) Each of the above persons has (or will have upon the exercise of options exercisable within sixty days) sole voting and investment power with respect to all shares shown as beneficially owned by such person, except for an aggregate of 44,000 shares granted to the non-employee directors named above, pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, as to which each director has the power to direct the vote of the shares granted to such person. The shareholdings listed above also include shares of Common Stock equivalents held pursuant to Warner-Lambert's deferred compensation arrangements for non-employee directors, as follows: Mr. Burt 769, Mr. Clark 33,020, Mr. Georges 4,227, Mr. Gray 4,234, Mr. Howell 2,904, Dr. Leffall 10,249, Dr. Longe 3,757, Mr. Mandl 2,346, Mr. Rawl 27,816 and Mr. Sovern 2,310. The shareholdings listed above for Mr. de Vink, Mr. Goodes, Mr. Walsh, Dr. Wild and Dr. Cresswell include shares of Common Stock and Common Stock equivalents in the amounts of 704, 134,000, 7,788, 8 and 183, respectively, held pursuant to Warner-Lambert's benefit plans.

(3) Includes shares subject to options or rights granted pursuant to the Company's stock plans exercisable within sixty days after February 7, 1997, held by Mr. de Vink, Mr. Goodes, Mr. Walsh, Dr. Wild, Dr. Cresswell and all executive officers and directors as a group, in the amounts of 475,170 shares, 467,866 shares, 254,075 shares, 45,562 shares, 115,662 shares and 2,913,745 shares, respectively.

    Warner-Lambert believes that stock ownership by its executive officers is important to promote an identification of the interests of Management with Warner-Lambert's stockholders. Accordingly, the Compensation Committee has established stock ownership goals for its key members of Management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert Common Stock equal to a multiple (by position level) of the salary for such individual. For purposes of this program, the amount of shares of Common Stock held by the officer includes shares held directly and indirectly, shares and share equivalents held under Warner-Lambert's benefit plans, 50% of vested, unexercised stock options and 50% of restricted stock.

                                                                      [LOGO]
                                                                         9

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Warner-Lambert's officers and directors, and persons who own more than ten percent of a registered class of Warner-Lambert's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Warner-Lambert believes that during 1996 all
Section 16(a) filing requirements applicable to its officers and directors were complied with, except that three Form 5 reports were filed late, reflecting shares acquired by Mr. Joseph D. Williams, a director, through the reinvestment of dividends under the Company's Dividend Reinvestment Plan.

Security Ownership of Warner-Lambert

No  person  known  to   Warner-Lambert  owns  beneficially   more  than  5%   of
Warner-Lambert's Common Stock, as of December 31, 1996.

Committees of the Board

Warner-Lambert has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Organization Committee, a Retirement and Savings Plan Committee (U.S.) and a Corporate Public Policy Committee of the Board of Directors.

     The members of the Executive Committee are Mr. Joseph D. Williams (Chairman), Mr. Lodewijk J. R. de Vink, Mr. John A. Georges, Mr. Melvin R. Goodes, Dr. Patricia Shontz Longe and Mr. Lawrence G. Rawl. This Committee, which did not meet during 1996, has the authority to exercise all of the powers of the Board of Directors except that this Committee may not (1) approve acquisitions, capital expenditure requests or divestitures involving more than $20,000,000, (2) amend Warner-Lambert's Certificate of Incorporation or By-Laws,
(3) declare a dividend or (4) authorize the issuance of stock of Warner-Lambert. The Executive Committee also has the authority to review Warner-Lambert's financial policies and procedures and make recommendations to the Board of Directors with respect to dividend policy, corporate financing and related matters.

     The members of the Audit Committee are Mr. Lawrence G. Rawl (Chairman), Mr. Robert N. Burt, Mr. John A. Georges, Mr. William H. Gray III, Mr. Alex J. Mandl and Mr. Michael I. Sovern. This Committee, which met three times during 1996, is responsible generally for recommending to the Board of Directors the independent accountants to be nominated to audit the financial statements of Warner-Lambert; approving the discharge and compensation of the independent accountants; meeting with Warner-Lambert's independent accountants to review the proposed scope of the annual audit of Warner-Lambert's financial statements; reviewing the findings of the independent accountants with respect to the annual audit; and supervising the implementation of Warner-Lambert's management integrity policies and reporting annually to the Board of Directors with respect thereto.

     The members of the Compensation Committee are Mr. Donald C. Clark (Chairman), Mr. John A. Georges, Mr. William R. Howell, Mr. Alex J. Mandl and Mr. Lawrence G. Rawl. This Committee, which met three times during 1996, is responsible for administering the Warner-Lambert Incentive Compensation Plan, the Warner-Lambert Supplemental Pension Income Plan and Warner-Lambert's stock plans, and has limited authority to adopt amendments to the foregoing plans. This Committee is also responsible for recommending to the Board of Directors the salaries to be paid to the Chief Executive Officer and the

    [LOGO]
      10

President of Warner-Lambert, and reviewing and approving the Chief Executive Officer's and the President's other annual cash compensation and long-term incentives and the total compensation to be paid to certain other officers of Warner-Lambert.

     The members of the Nominating and Organization Committee are Dr. LaSalle D. Leffall, Jr. (Chairman), Mr. Robert N. Burt, Mr. Donald C. Clark, Mr. William H. Gray III and Mr. Joseph D. Williams. This Committee, which met four times in 1996, is responsible for recommending to the Board of Directors the names of qualified persons to be nominated for election or re-election as directors of Warner-Lambert, the membership and Chairman of each Board Committee and the persons to be elected or re-elected Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Warner-Lambert. The Committee will consider suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in Warner-Lambert's By-Laws. Proposals for the nomination of directors must include the biographical information required by Warner-Lambert's By-Laws, together with the written consent of the proposed nominee to so serve, if elected. This Committee is also responsible for administering the Restricted Stock Plan for Directors of Warner-Lambert Company.

     The members of the Retirement and Savings Plan Committee (U.S.) are Dr. Patricia Shontz Longe (Chairman), Mr. Donald C. Clark, Mr. John A. Georges, Mr. William R. Howell and Mr. Michael I. Sovern. This Committee, which met two times during 1996, has limited authority to adopt amendments to the domestic retirement and savings plans of Warner-Lambert and its domestic subsidiaries (collectively, the 'Plans'), including the Warner-Lambert Retirement Plan, the Warner-Lambert Savings and Stock Plan, the Warner-Lambert Excess Savings Plan and the Warner-Lambert Long Term Disability Benefits Plan, and has responsibility with respect to such Plans to monitor and report on the selection and termination of trustees and investment managers and on their individual investment activity and performance, to review the reports of the independent accountants with respect to the Plans, to approve pensions for individual employees which are separate from any benefit plan and to implement the overall asset allocation guidelines, as established by the Board of Directors.

     The members of the Corporate Public Policy Committee are Mr. William R. Howell (Chairman), Mr. Donald C. Clark, Dr. LaSalle D. Leffall, Jr., Dr. Patricia Shontz Longe and Mr. Joseph D. Williams. This Committee, which met three times in 1996, is responsible for reviewing periodic reports on the contribution activities of Warner-Lambert, reports on equal employment opportunity and related matters and reports on public affairs programs of Warner-Lambert and issues of social concern, and for making recommendations to the Board of Directors in such areas.

     The Warner-Lambert Board of Directors met seven times during 1996. Each director of Warner-Lambert standing for re-election who was a director during 1996 attended at least 92% of the total meetings of the Board of Directors and the Committees of the Board on which he or she served. The average attendance rate for 1996 for all directors standing for re-election was approximately 97%.

Directors' Compensation

All non-employee directors of Warner-Lambert receive an annual fee of $40,000 and a fee of $1,000 for attendance at each meeting of the Board or Committee of the Board of Directors, as well as for attendance at or participation in special meetings and other Board-related

                                                                      [LOGO]
                                                                        11
activities, and are reimbursed for expenses incurred in connection therewith. In addition, each director who chairs a Committee receives an annual fee of $3,000; and each member of the Executive Committee who is not an employee receives an annual fee of $4,000 in lieu of a fee for attendance at meetings of the Executive Committee (if more than four meetings are held, a regular attendance fee is payable for the additional meetings). Directors may elect to defer receipt of their fees.

     The provisions of the Company stock plans relating to deferred compensation for directors permit non-employee directors to elect to defer their directors' annual fees, meeting attendance fees and consulting fees, and such deferred amounts are credited to an account which accrues interest annually or to a Warner-Lambert Common Stock equivalent account which is credited as of the day the deferred fees would have been payable with stock credits equal to the number of shares of Common Stock that could have been purchased with the amount of such deferred fees. Directors may not make withdrawals from their deferred accounts until they are no longer members of the Board. The provisions relating to directors' deferred compensation provide that all amounts which participating directors had previously elected to defer are payable immediately following a change in control of Warner-Lambert (as defined in such plan).

     Effective January 1, 1996, in order to further align the interests of the Directors with the Company's stockholders, an amount equal to one-half of the retainer in effect on January 1 of each year, for a maximum period of ten years, is made available to the directors for crediting to their Warner-Lambert Common Stock equivalent accounts.

     Pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, each non-employee director of Warner-Lambert receives a grant of 4,000 shares of Common Stock, subject to certain restrictions. The director is not entitled to delivery of the share certificate and the shares are subject to transfer restrictions for a period from the date of grant until the earliest to occur of certain specified events. If the director remains a member of the Board for the entire period during which the restrictions apply, the restrictions will lapse with respect to one-tenth of the shares of Common Stock for each full year of service as a director. In the event of a change in control of Warner-Lambert (as defined in such plan), the Restricted Stock Plan provides that the directors will receive the full value of the shares previously granted by delivery of a cash payment in lieu thereof. Subject to the foregoing, the director has the rights and privileges of a stockholder as to such Common Stock, including the right to receive dividends and the right to vote the shares of Common Stock.

     Non-employee directors are also eligible to participate in Warner-Lambert's Group Life Insurance, Medical, Dental and Accidental Death and Dismemberment Plans.

    [LOGO]
      12

Summary Compensation Table

The following table provides a summary of cash and non-cash compensation for each of the last three completed fiscal years ended December 31, 1996, 1995 and 1994 with respect to Warner-Lambert's Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           Summary Compensation Table

                                                                           Long - Term Compensation
                                                                    --------------------------------------
                                       Annual Compensation                  Awards             Payouts
                                ----------------------------------  ----------------------  --------------

           a               b       c          d            e            f           g             h                  i
-------------------------------------------------------------------------------------------------------------------------
                                                                                Securities
                                                                    Restricted  Underlying
                                                      Other Annual    Stock      Options/        LTIP            All Other
  Name and Principal             Salary     Bonus     Compensation   Awards(5)     SARs        Payouts(6)      Compensation(7)
       Position           Year    ($)        ($)          ($)          ($)         (#)           ($)                ($)
-------------------------------------------------------------------------------------------------------------------------

Melvin R. Goodes
Chairman of the Board     1996  $992,750  $1,300,000    $ 69,614(4)         0     236,000             0         $ 3,020,924
and Chief Executive       1995   943,333     778,300           0            0     150,000      $169,994             177,846
Officer                   1994   866,250     820,000           0            0      90,000       176,375              58,493

Lodewijk J.R. de Vink(1)  1996   653,333     714,100           0            0     118,000             0              79,256
President and Chief       1995   620,917     511,000           0            0      90,000       131,359              58,865
Operating Officer         1994   573,500     543,000           0            0      53,500       124,500              17,866

John F. Walsh(2)
Executive Vice
President;                1996   431,417     354,900           0            0      40,000             0             102,687
President, Consumer       1995   418,333     214,000           0            0      32,000        92,724              84,319
Healthcare Sector         1994   398,333     320,000           0            0      42,200       103,750              20,180

Anthony H. Wild(3)
Vice President;           1996   379,617     410,500           0            0      47,400             0               4,196
President,                1995   297,500     162,000           0     $783,125      98,400             0                   0
Pharmaceutical Sector     1994         0           0           0            0           0             0                   0

Ronald M. Cresswell
Vice President;           1996   388,667     317,300           0            0      35,000             0              53,546
Chairman, Parke-Davis     1995   371,500     196,000           0            0      57,700        61,816              40,639
Research                  1994   358,333     129,000           0            0      24,500        83,000              17,305
-------------------------------------------------------------------------------------------------------------------------

(1) From  1994  to   May,  1996  Mr.   de  Vink  also   had  responsibility  for
Warner-Lambert's Pharmaceutical Sector.

(2) Mr. Walsh served as President, Consumer Products Sector, through November, 1994. Effective December 1, 1994, Mr. Walsh was named President, Consumer Healthcare Sector.

(3) Dr. Wild joined Warner-Lambert in February, 1995 as President, Parke-Davis, North America. In May, 1996, Dr. Wild was appointed President, Pharmaceutical Sector.

(4) Consists of transportation in an amount of $53,288 and financial and tax planning services.

(5) Dr. Wild received a restricted stock award upon joining the Company in 1995. His aggregate restricted stockholdings as of December 31, 1996, valued at the market price at year-end, were 13,332 shares with a value of $999,900. These shares will vest in equal installments in 1997 and 1998. Dividends on restricted shares are paid quarterly in conjunction with, and at the same rate as, dividends on the Company's Common Stock.

(6) Long-term cash performance bonuses provide for cash dollar awards contingent on the attainment of certain earnings per share performance levels during the three-year period subsequent to the grant. The amounts shown in column (h) above represent the long-term bonuses paid in 1996, 1995 and 1994, respectively, to the executive officers named in the Summary Compensation Table for each of the three-year performance periods ending prior to such years.

(7) All Other Compensation consists of the following: (i) annual Company contributions to the Savings and Stock Plan and the Excess Savings Plan for 1996, 1995 and 1994, as follows: Mr. Goodes $111,753, $67,226 and $47,760; Mr.
de Vink $23,955, $19,293  and $14,849; Mr. Walsh  $23,875, $17,992 and  $13,280;
Dr. Wild $697, $0 and $0; and Dr.

                                                                      [LOGO]
                                                                        13

Cresswell $26,264, $20,033 and $15,322; respectively; and (ii) the above-market interest on deferred annual bonuses for 1996, 1995 and 1994, as follows: Mr. Goodes $140,546, $110,620 and $10,733; Mr. de Vink $55,301, $39,572 and $3,017;
Mr. Walsh $78,812,  $66,327 and  $6,900; Dr.  Wild $3,499,  $0 and  $0; and  Dr.
Cresswell $27,282, $20,606 and $1,983; respectively. The annual bonus was payable for such years, but deferred at the election of the named executive officer, in accordance with the provisions of the Warner-Lambert Incentive Compensation Plan. According to the terms of such Plan, deferred bonuses accrue interest that is automatically credited to the officer's account and is not currently paid or payable.

The amount stated for Mr. Goodes for 1996 includes a payment of $2,768,625 for a cash award based on the Company's stock price performance, granted in 1986.

Chief Executive Officer's and President's Employment Agreements

In 1985, Warner-Lambert entered into an employment agreement with Mr. Goodes. In 1991, Warner-Lambert entered into an employment agreement with Mr. de Vink. The agreement with Mr. Goodes, which was amended in 1991, terminates May 1, 2000, and the agreement with Mr. de Vink provides for an initial term of five years, which term will be automatically extended for an additional year at the end of each year of the term until Mr. de Vink's retirement. The agreements provide for minimum annual salaries which may be increased annually based upon the average salary increase of those officers of Warner-Lambert whose names appear in the Annual Report. Mr. Goodes' and Mr. de Vink's respective salaries are generally reviewed by the Compensation Committee in January of each year. Pursuant to the terms of the agreements, Mr. Goodes and Mr. de Vink are also entitled to participate in the Incentive Compensation Plan as well as the other compensation and benefit programs available to officers of Warner-Lambert at their respective levels.

    [LOGO]
      14

Option/SAR Grant Table

The following table sets forth information concerning grants of stock options and stock appreciation rights during 1996 to the Company's Chief Executive Officer and the other four most highly compensated executive officers:

                                           Option/SAR Grants in 1996(1)

                                                 Individual Grants
                            ------------------------------------------------------------
           a                     b                c                d              e                f
----------------------------------------------------------------------------------------------------------


                             Number of        % of Total
                             Securities      Options/SARs
                             Underlying       Granted to      Exercise or                      Grant Date
                            Options/SARs     Employees in     Base Price      Expiration     Present Value
          Name              Granted (#)(2)       1996           ($/Sh)           Date             ($)(3)
----------------------------------------------------------------------------------------------------------

Melvin R. Goodes               59,000            1.46%         $49.75           02/26/06        $659,620
                               59,000            1.46%          55.3125         05/27/06         787,650
                               59,000            1.46%          61.21875        08/26/06         857,860
                               59,000            1.46%          72.375          11/25/06         954,030
Lodewijk J.R. de Vink          29,500             .73%         $49.75           02/26/06         329,810
                               29,500             .73%          55.3125         05/27/06         393,825
                               29,500             .73%          61.21875        08/26/06         428,930
                               29,500             .73%          72.375          11/25/06         477,015
John F. Walsh                  10,000             .25%         $49.75           02/26/06         111,800
                               10,000             .25%          55.3125         05/27/06         133,500
                               10,000             .25%          61.21875        08/26/06         145,400
                               10,000             .25%          72.375          11/25/06         161,700
Anthony H. Wild                11,850             .29%         $49.75           02/26/06         132,483
                               11,850             .29%          55.3125         05/27/06         158,198
                               11,850             .29%          61.21875        08/26/06         172,299
                               11,850             .29%          72.375          11/25/06         191,615
Ronald M. Cresswell             8,750             .22%         $49.75           02/26/06          97,825
                                8,750             .22%          55.3125         05/27/06         116,813
                                8,750             .22%          61.21875        08/26/06         127,225
                                8,750             .22%          72.375          11/25/06         141,488
----------------------------------------------------------------------------------------------------------


(1) In order to enhance the alignment between pay and performance, decisions regarding annual stock option grants for Company colleagues were moved to a common review date following the close of the Company's fiscal year. Since 1996 served as a transition year, stock options were granted in four quarterly installments. Each installment is exercisable ratably over four years from the date of grant, and its exercise price is equal to the fair market value on the date of such installment.

(2) Stock options entitle the holder to purchase shares of Common Stock at a price which is equal to the fair market value per share for such stock on the date the stock option was granted. Payment of this price is made in cash or, with the consent of the Compensation Committee, in whole or in part, in Common Stock or other consideration. Stock options become exercisable over a four-year period (beginning one year after the date of grant) in four equal installments. No stock option may be exercised after the expiration of ten years from the date of grant. In the event of a change in control of Warner-Lambert (as defined in the stock option plans), (i) the ability to exercise stock options is accelerated, ii) amounts payable upon exercise of stock appreciation rights will be determined by reference, among other things, to the price pursuant to which the change in control was effected, (iii) amounts payable upon the exercise of stock appreciation rights will be in the form of cash and (iv) limited stock appreciation rights are provided to the grantees of stock options.

(3) Present value determinations were made using a Black-Scholes option pricing model based on the following assumptions: the holding period is based on a five-year average of all option holders' exercises; the risk-free rate of return is the interest rate on a zero coupon bond with a maturity equivalent to the holding period; the volatility is based on weekly stock prices for the holding period; and the dividend yield is based on the dividends paid on Warner-Lambert's Common Stock for the five-year period 1992-1996. The actual value an executive officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column
(f) of the Option/SAR Grants Table will actually be realized. No gain to the executive officer is possible without an appreciation in stock value which will benefit all stockholders commensurately.

                                                                      [LOGO]
                                                                        15

Option/SAR Exercises and Year-End Value Table

The following table sets forth individual exercises of stock options and stock appreciation rights ('SARs') during 1996 by the Company's Chief Executive Officer and the other four most highly compensated executive officers and provides information related to stock option and SAR values:

     Aggregated Option/SAR Exercises in 1996 and Year-end Option/SAR Values


           a                     b               c                 d                  e
-----------------------------------------------------------------------------------------------
                                                               Number of          Value of
                                                              Securities         Unexercised
                                                              Underlying        In-the-Money
                                                              Unexercised       Options/SARs
                                                               Options/        at Year-End ($)
                              Shares                            SARs at          ($75.00 Per
                            Acquired on                      Year-End (#)          Share)
                             Exercise          Value         Exercisable/       Exercisable/
          Name                  (#)         Realized ($)     Unexercisable      Unexercisable
-----------------------------------------------------------------------------------------------

Melvin R. Goodes                    0        $        0          385,916/        $14,985,638/
                                                                 718,400          19,261,976

Lodewijk J.R. de Vink          25,000         1,153,672          432,515/         19,975,444/
                                                                 384,385          10,467,680

John F. Walsh                  79,504         2,949,092          226,375/          9,741,888/
                                                                 208,125           6,123,153

Anthony H. Wild                     0                 0           24,600/            850,613/
                                                                 121,200           3,278,761

Ronald M. Cresswell            60,000         2,436,138          190,700/          3,809,288/
                                                                  94,050           2,797,810
-----------------------------------------------------------------------------------------------

    [LOGO]
      16

Retirement Benefits

The following table sets forth the estimated aggregate annual benefits payable in the form of a straight life annuity by Warner-Lambert upon retirement at age 65 (exclusive of retirement benefits from Social Security) after a specified number of years of service, pursuant to the Warner-Lambert Company Retirement Plan (the 'Retirement Plan') and the Warner-Lambert Supplemental Pension Income Plan (the 'Supplemental Plan'). In the event of early retirement, the following amounts will be reduced by the annual retirement credits that would otherwise have been earned to normal retirement and further reduced in accordance with the early retirement reduction factors then in effect under the Retirement Plan and, where applicable, the Supplemental Plan. The aggregate of amounts shown in columns (c) and (d) of the Summary Compensation Table approximate the amount of creditable earnings under the pension plans.

                                      Pension Plan Table




                                                     Years of Service
                   -------------------------------------------------------------------------------------
Remuneration           15             20             25             30             35             40
--------------     ----------     ----------     ----------     ----------     ----------     ----------
   $ 500,000       $  209,528     $  266,008     $  266,488     $  266,968     $  271,375     $  309,738
     600,000          254,328        322,008        322,488        322,968        325,775        371,738
     700,000          299,128        378,008        378,488        378,968        380,175        433,738
     800,000          343,928        434,008        434,488        434,968        435,448        495,738
     900,000          388,728        490,008        490,488        490,968        491,448        557,738
   1,000,000          433,528        546,008        546,488        546,968        547,448        619,738
   1,100,000          478,328        602,008        602,488        602,968        603,448        681,738
   1,200,000          523,128        658,008        658,488        658,968        659,448        743,738
   1,300,000          567,928        714,008        714,488        714,968        715,448        805,738
   1,400,000          612,728        770,008        770,488        770,968        771,448        867,738
   1,500,000          657,528        826,008        826,488        826,968        827,448        929,738
   1,600,000          702,328        882,008        882,488        882,968        883,448        991,738
   1,700,000          747,128        938,008        938,488        938,968        939,448      1,053,738
   1,800,000          791,928        994,008        994,488        994,968        995,448      1,115,738
   1,900,000          836,728      1,050,008      1,050,488      1,050,968      1,051,448      1,177,738
   2,000,000          881,528      1,106,008      1,106,488      1,106,968      1,107,448      1,239,738
   2,100,000          926,328      1,162,008      1,162,488      1,162,968      1,163,448      1,301,738
   2,200,000          971,128      1,218,008      1,218,488      1,218,968      1,219,448      1,363,738
   2,300,000        1,015,928      1,274,008      1,274,488      1,274,968      1,275,448      1,425,738
   2,400,000        1,060,728      1,330,008      1,330,488      1,330,968      1,331,448      1,487,738
   2,500,000        1,105,528      1,386,008      1,386,488      1,386,968      1,387,448      1,549,738
--------------------------------------------------------------------------------------------------------

    The Retirement Plan is a defined benefit, career average plan which is periodically updated in order to provide pension benefits which are more reflective of current creditable earnings. The most recent such update was effective January 1, 1995. The Retirement Plan provides that annual creditable earnings are determined by an employee's January 1st base salary plus overtime and awards paid under the Warner-Lambert Incentive Compensation Plan. Compensation for purposes of the 1995 pension update was limited to average annual creditable earnings for the three consecutive years during which such compensation was

                                                                      [LOGO]
                                                                        17
highest. The Retirement Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) the benefits of participants will be afforded certain additional protection for a limited period of time and
(ii) if certain actions are taken with respect to the Retirement Plan, any surplus assets then held in the trust will inure to the benefit of participants and their beneficiaries. Credited years of service under the Retirement Plan, as of December 31, 1996, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes-30.4 years; Lodewijk J. R. de Vink-8.0 years; John F. Walsh-28.3 years; Anthony H. Wild-1.0 year; and Ronald M. Cresswell-8.0 years.

    The Supplemental Plan was established to attract and retain employees in senior managerial positions by providing supplemental pension income in amounts reasonably related to their compensation and length of service with Warner-Lambert. Benefits under the Supplemental Plan are based upon average final compensation (the total amount of an employee's compensation for the three calendar years during which such employee's compensation was the highest of the five-year period of service ending with such employee's early or normal retirement date, divided by three). Compensation for this purpose is the sum of the employee's January 1st base salary plus allocated incentive compensation under the Warner-Lambert Incentive Compensation Plan. The benefit under the Supplemental Plan is reduced by the benefit payable under the Retirement Plan and certain other retirement benefits including Social Security. The Supplemental Plan also provides for payment to eligible employees of amounts they would have received under the Retirement Plan in the absence of certain limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent legislation, and provides for payment to eligible employees of amounts they would have received under the Retirement Plan if deferred incentive awards had been included in creditable earnings under such plan. The Supplemental Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) employees 55 years of age and older who meet certain salary level requirements and who would have become eligible to receive Supplemental Plan benefits upon retirement will receive such benefits upon retirement and (ii) post-employment consulting requirements set forth in the Supplemental Plan would no longer be applicable. Credited years of service under the Supplemental Plan, as of December 31, 1996, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes-16.7 years; Lodewijk J. R. de Vink-6.8 years; John F. Walsh-9.5 years; Anthony H. Wild-1.8 years; and Ronald M. Cresswell-8.6 years.

Termination of Employment and Change in Control Arrangements and Other Matters

Warner-Lambert has severance policies which provide for payments of up to twenty-four months' salary depending upon several factors, including age and length of service, subject to modifications made by the Warner-Lambert Executive Severance Plan (the 'Executive Severance Plan').

     The Executive Severance Plan provides benefits in the event of a change in control of Warner-Lambert (as defined in such plan) to those employees, essentially officers, who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. A change in control is deemed to generally have occurred upon the acquisition of the voting power of 20% or more of Warner-Lambert's outstanding securities, a merger,

    [LOGO]
      18
consolidation, sale or disposition of substantially all of Warner-Lambert's assets or a change in more than half of Warner-Lambert's Board of Directors. The Executive Severance Plan provides for severance benefits, which are payable only if a participant leaves the employ of Warner-Lambert for any reason other than termination for just cause (as defined in such plan) within three years after a change in control, of thirty-six months' salary and bonus. The Executive Severance Plan also provides for limited rights ('Limited Rights') to participants in connection with outstanding stock options under Warner-Lambert's stock option plans which do not presently have stock appreciation rights. The Limited Rights provide for a cash payment to the holder upon a change in control equal to the amount by which the fair market value (as defined in such option plans) of a share of Common Stock exceeds the fair market value of such a share on the date the stock option was granted, multiplied by the number of shares with respect to which the Limited Right applies. The Executive Severance Plan also provides special payments to participants in amounts sufficient to reimburse such participants for any federal excise tax or similar state or local tax which may be imposed with respect to payments received following a change in control. Warner-Lambert has also established an Enhanced Severance Plan, which is similar to the Executive Severance Plan, for all United States non-hourly employees who are not eligible to participate in the Executive Severance Plan.

     In addition, in the event of a change in control of Warner-Lambert (as defined), participants in the Warner-Lambert Savings and Stock Plan and the Warner-Lambert Incentive Compensation Plan are afforded certain additional protections and the benefits of participation in Warner-Lambert's Excess Savings Plan are payable immediately.

     In connection with the relocation of Mr. Joseph E. Smith, Vice President of Warner-Lambert, from Pennsylvania to New Jersey an interest-free loan was granted in 1990. The loan was secured by the real property owned by the executive officer. The current outstanding balance of the loan is $250,000.

Compensation Committee Report on Executive Compensation

Warner-Lambert's executive compensation programs are designed to attract, retain and motivate the broad based executive talent required to achieve its business objectives and increase stockholder value. The Company's executive compensation programs are administered by the Compensation Committee of the Board of Directors (the 'Committee') which is comprised of the individuals listed below. The Committee members are outside directors of the Company with responsibility for all compensation matters for Warner-Lambert's executive officers.

General

Total compensation for Warner-Lambert's executive officers consists of a base salary, annual cash bonus and long-term incentives, which consist of stock options and restricted stock. The annual bonus and long-term incentives introduce risk to the total executive compensation package. These compensation components are variable, may fluctuate significantly from year to year and are directly tied to Company and individual performance.

                                                                      [LOGO]
                                                                        19

     To ensure that Management's interest in the Company is aligned with those of its stockholders, a significant portion of executive compensation is delivered through the equity component. Stock options are tied to the long-term performance of Warner-Lambert and are used to provide an incentive that focuses attention on managing the Company from an owner's perspective. Restricted stock grants are used selectively to build stock ownership and to promote a long-term focus by restricting the holder's ability to sell, transfer or assign the shares until the end of the specified vesting period when the restrictions lapse. The combination of stock options and restricted stock grants provides a level of risk and upside opportunity that encourages Management performance in the achievement of the Company's long-term goals and objectives. To further align Management's interests with Warner-Lambert's stockholders, the Committee has established formal stock ownership goals for key members of Management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert Common Stock.

     The  Committee  annually  reviews  the  competitiveness  of  the  Company's executive compensation programs within the industries in which it competes -- Pharmaceutical, Consumer Health Care and Confectionery. The companies in this compensation comparator group include the companies that are in the industry peer group index in the Five-Year Cumulative Total Shareholder Return graph on page 24. In addition, this compensation comparator group also includes several leading consumer products companies which, in conjunction with the industry peer group, represent the broader marketplace for the Company's executive talent.

     Warner-Lambert targets a level of total compensation (base salary, annual bonus and stock awards) above the median total compensation of its comparator group for like jobs, adjusted for company size. Since stock awards represent a significant portion of the executives' total compensation, the overall compensation package provides both downside risk and upside opportunity that encourages the executives' performance in the achievement of the Company's long-term goals and objectives.

     The Committee  continues  to  review executive  compensation  in  light  of
Section 162(m) of the Internal Revenue Code ('Section 162(m)'), which establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m); however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by the Company. The Committee will re-examine this policy on an on-going basis.

Executive Officers' Compensation

In determining increases to executive officer compensation, the Committee considered Company performance, including both financial and nonfinancial indicators, individual performance, the business environment in which the Company operated and competitive compensation trends.

    [LOGO]
      20

     Base salary increases were determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at the companies comprising Warner-Lambert's compensation comparator group.

     With respect to annual cash bonuses, the maximum annual amount which may be set aside for payment of such bonuses is first derived from a formula approved by stockholders which takes into account the Company's net profit for the year and the amount of capital employed in the Company. The annual cash bonus that is actually paid to an individual executive officer is then determined by reviewing the performance of the business unit which the executive officer manages, including sales, profit and return on assets managed, and the executive officer's individual performance and position level within the Company. As a result of such review of business and individual performance for the year 1996, total annual bonus awards to the Company's executive officers as a group increased by approximately 45% from the prior year. A majority of each individual award was based on Company and business unit performance, with the remainder based on individual performance.

     The Committee has established annual stock option award guidelines for each position level within the Company providing for a range of options to be granted from zero shares up to a maximum number of shares. Competitive data from the compensation comparator group and the estimated value of the Company's stock options were used to develop these guidelines, which are reviewed annually by the Committee. The actual stock option award granted to a Company executive is based upon the individual's overall job performance as well as specific contributions to Company performance for the prior year. While factors such as Company performance are considered in determining the number of stock options to be granted, the individual's current performance and contributions to Company performance are the primary determinants in these deliberations. In 1996, in accordance with the above criteria, the executive officers received stock options which are exercisable ratably over the next four years.

     Effective in 1996, in an effort to further align the interests of executive officers with that of the stockholders, the Committee approved a program whereby stock option awards replace the Company's long-term bonus program. As a result, in years beginning in 1996, the Company's executive officers who previously received long-term cash awards instead received stock options on the same terms and conditions as the annual stock option grant.

CEO Compensation

The following is a description of the decisions with regard to Mr. Goodes' 1996 compensation.

     Effective March, 1996, Mr. Goodes received a base salary increase of approximately 5.4%, based on review of prior year job performance as well as his compensation relative to his peers at Warner-Lambert's compensation comparator companies. Mr. Goodes' employment agreement, which expires May 1, 2000, and is discussed on page 14, provides for a minimum annual salary that may be increased annually at the discretion of the Committee, based upon the average salary increase of other Company officers. The salary for Mr. Goodes reported in the Summary Compensation Table on page 13 reflects the salary

                                                                      [LOGO]
                                                                        21
actually paid to Mr. Goodes in 1996. Effective March, 1997, the Committee increased Mr. Goodes' salary by 9.9%, thus establishing a new minimum annual salary under the terms of his employment agreement. Mr. Goodes' salary increase does not affect the other elements of his compensation. In addition, in 1997, Mr. Goodes received an annual cash bonus of $1,300,000.

     In 1996, in order to enhance the alignment between pay and performance, the Committee determined to move its decision regarding the annual stock option grant for Company colleagues from October to February after the close of the fiscal year. Since 1996 served as a transition year in this move to a common review date for all Company colleagues, stock options granted in 1996 were granted in four quarterly installments. As a result, Mr. Goodes received an annual stock option grant of 236,000 shares in February, 1996, to be divided into four installments, with each installment exercisable ratably over the four years from date of each installment and with the exercise price of each installment being equal to the fair market value on the date of each installment. The options are exercisable for a ten-year term. In 1997, Mr. Goodes received a stock option grant of 259,000 shares. These ten-year options were also issued at the fair market value on the date of grant and are exercisable ratably over the next four years.

     In considering Mr. Goodes' stock option grant, annual bonus and base salary increase, each effective in 1997, the Committee considered several Company financial performance measures for 1996, as well as Mr. Goodes' individual performance during the year. In determining Mr. Goodes' compensation, the Committee did not attach specific weights or values to the various factors considered.

     The Committee considered the Company's sales, profits, earnings per share and return on assets managed, which measures met expectations. The Committee also noted that the annual increase in the stock value of Warner-Lambert's Common Stock exceeded the growth of the Standard & Poor's 500 Stock Index, the Dow Jones Industrial Average and the average stock price growth of Warner-Lambert's industry peer group. In addition, the Company's market capitalization of $20.3 billion at year-end 1996 was 54% higher than prior year, a $7.1 billion increase.

     The Committee also considered key decisions and actions taken by Mr. Goodes in 1996. The Committee noted that Mr. Goodes continued to invest in long-term growth opportunities for the Company. As a result of Mr. Goodes' strategic vision, several significant events occurred with respect to drugs in the Company's pharmaceutical pipeline. The Company received marketing approval from the United States Food and Drug Administration ('FDA') for its cholesterol-lowering drug Lipitor'tm' and finalized a collaborative agreement with Pfizer Inc. to co-promote and continue the drug's development in the U.S. and on a broad basis in the international marketplace. The Company received marketing approval from the FDA for Rezulin'tm', a diabetes drug for non-insulin dependent diabetes mellitus patients currently on insulin who are inadequately controlled by insulin. In addition, the National Institutes of Health selected Rezulin'tm' to be part of a long-term diabetes study, and the Company established a joint venture partnership in the U.S. with Sankyo Company, Ltd., from whom the Company licensed the drug, to co-promote the drug, as well as the Company's cardiovascular agent Accupril'r'. The Company also submitted a New Drug Application to the FDA for the antibiotic cefdinir. In addition, the FDA approved

    [LOGO]
      22
the marketing of Cerebyx'tm', an antiepileptic agent, Estrostep'r', an oral contraceptive, FemPatch'tm', a low dose transdermal estrogen patch for the treatment of menopausal symptoms, and Procanbid'r', a drug for the treatment of life-threatening ventricular arrhythmias.

     At the same time, Mr. Goodes enhanced the Company's consumer healthcare business by the purchase of Glaxo Wellcome plc's U.S. and European interests in the Warner Wellcome over-the-counter joint venture operations, the restructuring of the joint venture agreement with Glaxo Wellcome to market Glaxo Wellcome's Rx to over-the-counter switch products and the launch of Zantac'r' 75 for the treatment of heartburn. In addition, Mr. Goodes expanded the Company's international confectionery business through the development of a manufacturing facility in China and the establishment of a confectionery business in India.

Compensation Committee Members

Donald C. Clark, Chairman
John A. Georges
William R. Howell
Alex J. Mandl
Lawrence G. Rawl

                                                                      [LOGO]
                                                                        23

Performance Graph

The graph set forth below compares the yearly percentage change in Warner-Lambert's cumulative total shareholder return on its Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index (the 'S&P 500') and of a peer group index comprised of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and Schering-Plough Corporation.

                                WARNER-LAMBERT COMPANY
                         Cumulative Total Shareholder Return for
                        Five-Year Period Ending December 31, 1996*


                                [PERFORMANCE GRAPH]


---------------------------------------------------------------------------------------
  December 31...              1991      1992      1993      1994      1995      1996
Warner-Lambert               100.00     91.88     92.77    109.45    142.30    224.90
S&P 500                      100.00    107.61    118.41    120.01    164.95    202.73
Peer Group                   100.00     83.86     78.43     88.68    142.72    179.55
---------------------------------------------------------------------------------------

* Assumes that the value of the investment in Warner-Lambert Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested.



    [LOGO]
      24

Board of Directors' Proposal Relating to
Appointment of Independent Accountants

The firm of Price Waterhouse LLP has audited the consolidated financial statements of Warner-Lambert for many years and the Audit Committee has recommended, and the Board of Directors has approved, the appointment of this firm to continue such services for the year 1997. Accordingly, the Board of Directors recommends that the appointment of the firm of Price Waterhouse LLP to audit the consolidated financial statements of Warner-Lambert and its subsidiaries for the year 1997 be approved.

     A representative of Price Waterhouse LLP will be present at the meeting to answer any questions by stockholders relating to its audit of the consolidated financial statements of Warner-Lambert for 1996 and other appropriate questions. The aggregate fees for worldwide audit services in connection with the 1996 audit performed by Price Waterhouse LLP for Warner-Lambert were approximately $3,985,000.

     Approval of the foregoing will require the affirmative vote of a majority of the votes cast. The persons named in the enclosed form of Proxy have advised that it is their intention to vote each Proxy for such proposal, unless a contrary decision is indicated on the Proxy.

Stockholder Proposals

From time to time stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meeting. In order to be considered, such proposals must be submitted on a timely basis. Proposals for the 1998 annual stockholders' meeting must be received at Warner-Lambert's principal executive offices no later than November 7, 1997. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of Warner-Lambert.

Other Information

The cost of the solicitation of Proxies by the Board of Directors, other than from participants in the Company's Savings and Stock Plan, will be borne by Warner-Lambert. The cost of solicitation of Proxies from participants in the Savings and Stock Plan will be borne by such Plan. Solicitation of proxies will be made by mail, and, in addition, may be made by officers and employees of Warner-Lambert, personally or by telephone or telegram. Forms of Proxies and proxy materials may also be distributed, through brokers, custodians and other like parties to the beneficial owners of Common Stock of Warner-Lambert. Warner-Lambert has also retained Kissel-Blake Inc. to aid in solicitation of Proxies at an anticipated cost not in excess of $14,500.

                                                                      [LOGO]
                                                                       25

[LOGO]
WARNER-LAMBERT COMPANY
MORRIS PLAINS, NEW JERSEY 07950
(201) 540-2000


['RECYCLED' LOGO] Printed on Recycled Paper

                                     APPENDIX 1
                                    FC PROXY CARD


                                WARNER-LAMBERT COMPANY
      PROXY FOR THE ANNUAL MEETING TO BE HELD AT 10:30 O'CLOCK, EASTERN DAYLIGHT
                    SAVING TIME, TUESDAY MORNING, APRIL 22, 1997.
        THE PARSIPPANY HILTON HOTEL, ONE HILTON COURT, PARSIPPANY, NEW JERSEY
P
R       Melvin  R. Goodes, Lodewijk J. R. de  Vink and Ernest J. Larini and each
O of them, with full power of substitution, are hereby authorized to X represent and to vote and act with respect to all stock of the undersigned Y at the Annual Meeting of Stockholders of Warner-Lambert Company on April
      22, 1997, and any adjournment or adjournments thereof, as designated herein upon the proposals set forth herein and, in their discretion, upon such other matters as may properly be brought before the meeting.


                      Nominees for election to the Board of Directors:                   Change of Address



R. N. Burt, D. C. Clark, L.J.R. de Vink, J. A. Georges, M. R. Goodes, W.    ------------------------------------------
H. Gray III, W. R. Howell, L. D. Leffall, Jr., P. S. Longe, A. J. Mandl,    ------------------------------------------
L. G. Rawl and M. I. Sovern                                                 ------------------------------------------
                                                                            ------------------------------------------
                                                                            (If you have written in the above space,
                                                                            please mark the corresponding box on the
                                                                            reverse side of this card)


                             FOLD AND DETACH HERE

PLEASE  VOTE,  SIGN  AND  DATE  THIS  PROXY  AND  RETURN  IT  PROMPTLY   IN  THE
ENCLOSED  ENVELOPE. NO  POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                SEE REVERSE SIDE

 [x]  Please mark your votes as in this example.                            0110

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR the election of Directors and FOR proposal (2).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL (2).

1.Election of   FOR  WITHHELD            2.Price Waterhouse LLP     FOR  AGAINST  ABSTAIN
  Directors     [ ]    [ ]                 as independent           [ ]    [ ]      [ ]
  (see reverse)                            accountants


For, except vote withheld from the following nominee(s):

----------------------------------------------------------

                                         PLEASE SEND AN ADMITTANCE CARD.    [ ]

                                         CHANGE OF ADDRESS ON REVERSE SIDE. [ ]


SIGNATURE(S)___________________________________________________  DATE__________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




                           FOLD AND DETACH HERE

    If you plan to attend the meeting, please check the box above and an admittance card will be mailed to you.


                           STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as 'tm'
The registered trademark symbol shall be expressed as 'r'